                                                                    EXHIBIT 4.2

                                                                  EXECUTION COPY





                       STOCKHOLDERS AGREEMENT DATED AS OF

                                 APRIL 9, 1998

                                     AMONG

                              MS ACQUISITION CORP.

                                      AND

                                ITS STOCKHOLDERS

                                TABLE OF CONTENTS

                                                                                                                  Page

RECITALS.........................................................................................................   1

ARTICLE I
       CERTAIN DEFINITIONS.......................................................................................   2
       1.1        Defined Terms..................................................................................   2

ARTICLE II
       TRANSFERS OF RESTRICTED SECURITIES........................................................................  11
       2.1        Restrictions Generally; Securities Act.........................................................  11
       2.2        Legend.........................................................................................  11
       2.3        Limitations on Repurchases, Dividends, Etc. ...................................................  12
       2.4        Transfers by Stockholders......................................................................  12
       2.5        Right of First Offer...........................................................................  13
       2.6        Involuntary Transfers..........................................................................  15
       2.7        Drag Along Sale................................................................................  17

ARTICLE III
       RIGHTS OF INCLUSION.......................................................................................  19
       3.1        Rights of Inclusion............................................................................  19
       3.2        Article III Sales..............................................................................  19
       3.3        Certain Transfers..............................................................................  20

ARTICLE IV
       REPURCHASE OF RESTRICTED SECURITIES OWNED BY MANAGEMENT STOCKHOLDERS OR ADDITIONAL STOCKHOLDERS...........  21
       4.1        Sale Event.....................................................................................  21
       4.2        Purchase Price.................................................................................  21
       4.3        Closing........................................................................................  22
       4.4        Postponement...................................................................................  22

ARTICLE V
       CERTAIN COVENANTS OF THE PARTIES..........................................................................  23
       5.1        Registration of Common Stock...................................................................  23
       5.2        Management Stockholders; Additional Stockholders...............................................  23
       5.3        Stockholders List; Certain Notices.............................................................  23
       5.4        Regulatory Compliance Cooperation..............................................................  24
       5.5        Financial Disclosure...........................................................................  25
       5.6        Purchaser Representative.......................................................................  26

                                       -i-
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
ARTICLE VI
       RIGHT OF OFFER............................................................................................  26
       6.1        Rights of Offer................................................................................  26

ARTICLE VII
       MISCELLANEOUS.............................................................................................  28
       7.1        Governing Law..................................................................................  28
       7.2        Entire Agreement; Amendments...................................................................  28
       7.3        Term...........................................................................................  29
       7.4        Certain Actions................................................................................  29
       7.5        Inspection.....................................................................................  30
       7.6        Recapitalization, Exchanges, Etc., Affecting Restricted Securities.............................  30
       7.7        Compliance with Regulations....................................................................  31
       7.8        Waiver.........................................................................................  31
       7.9        Successors and Assigns.........................................................................  31
       7.10       Remedies.......................................................................................  31
       7.11       Income Tax Withholding.........................................................................  32
       7.12       Invalid Provisions.............................................................................  32
       7.13       Headings.......................................................................................  32
       7.14       Further Assurances.............................................................................  32
       7.15       Gender.........................................................................................  32
       7.16       Counterparts...................................................................................  33
       7.17       Notices........................................................................................  33
       7.18       Consent to Jurisdiction and Service of Process.................................................  37
       7.19       Waiver of Jury Trial...........................................................................  37
       7.20       No Other Understanding.........................................................................  38

Annex I    -  Ownership Chart
Exhibit A  -   Form of Joinder Agreement

                   STOCKHOLDERS AGREEMENT (this "Agreement") dated as of April 9, 1998, by and among MS Acquisition Corp., a Delaware corporation ("Holding"), Aetna Holdings, Inc., a Delaware corporation ("Aetna Holdings"), each of the Persons whose name appears under the heading "Former Sofedit Investor" on the signature pages hereto (individually, a "Former Sofedit Investor", and collectively, the "Former Sofedit Investors"), each of the Persons whose name appears under the heading "Former Sofedit Institutional Investor" on the signature pages hereto (individually, a "Former Sofedit Institutional Investor", and collectively, the "Former Sofedit Institutional Investors"), Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), and each of the Persons whose name appears under the heading "CVC Co-investors" on the signature pages hereto (together with CVC, the "CVC Investors", and individually a "CVC Investor"), The Berkshire Fund, a Massachusetts limited partnership ("Berkshire"), each of the Persons whose name appears under the heading "Berkshire Group" on the signature pages hereto (individually, a "Berkshire Group Member" and collectively, the "Berkshire Group"), The Prudential Insurance Company of America, a New Jersey mutual insurance company ("Prudential"), Pruco Life Insurance Company, an Arizona corporation ("Pruco"), and the entities comprising the various retirement systems of the State of Michigan listed on the signature pages hereto (the "State of Michigan"; and together with Berkshire, the Berkshire Group, Prudential and Pruco, the "Institutional Investors"), each of the individuals whose name appears under the heading "Former Management Group" on the signature pages hereto (individually, a "Former Management Group Member" and collectively, the "Former Management Group"), and each of the individuals whose name appears under the heading "Management Group" on the signature pages hereto (individually, a "Management Group Member" and collectively, the "Management Group"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in Article I.


                                    RECITALS


                  WHEREAS, Holding and certain of the Stockholders are parties to that certain Stockholders Agreement, dated as of August 13, 1996 (the "Original Agreement");

                  WHEREAS, the Original Agreement shall terminate in accordance with its terms upon the consummation of the transactions contemplated by that certain Stock Purchase Agreement dated April __, 1998 among SOFEDIT S.A., a French societe anonyme, Holding, the Former Sofedit Investors, the Former Sofedit Institutional Investors and the other parties thereto (the "Stock Purchase Agreement") as a result which of all of the issued and outstanding capital stock of Holding shall be owned as set forth in Annex I hereto;

                  WHEREAS, each of the Stockholders and Holding desires to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of securities of Holding.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS


                  1.1      Defined Terms.


                           (a) The following capitalized terms, when used in
this Agreement, have the respective meanings set forth below:

                  "Additional Stockholder" means any Person (other than any Aetna Stockholder, any Sofedit Stockholder or any Sofedit Institutional Stockholder) to whom Holding issues or sells or Aetna Holdings sells Restricted Securities after the date hereof other than pursuant to a public offering registered under the Securities Act, in each case who has executed a Joinder Agreement as an Additional Stockholder pursuant to Section 5.2, and its direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "Aetna Holdings" means Aetna Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Holding.

                  "Aetna Stockholders" means the CVC Stockholders, the Institutional Stockholders, the Management Stockholders and the Former Management Stockholders.

                  "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

                  "Associate" means, (a) with respect to any Person, (i) any other Person of which such Person or the Persons described in Clause
         (iii) below is an officer, member or partner or is, directly or indirectly, the beneficial owner of five percent (5%) or more of any class of equity securities or equivalent economic interest; (ii) any trust, estate, or similar organization in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any spouse or other relative of such Person, or any relative of such spouse and (b) with respect to any Person which is a Sofedit Institutional Stockholder, any other Person which is a partner or other equity investor (whether with limited or unlimited liability) in such Person, holding an equity participation of at least five percent (5%) in such Person.

                  "Berkshire Stockholder" means Berkshire, each Berkshire Group Member and each of their respective direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "Board" means the Board of Directors of Holding.

                  "Cause" means, with respect to a Management Stockholder or Additional Stockholder, (i) a material breach by such Management Stockholder or Additional Stockholder of this Agreement or any employment or confidentiality agreement to which such Management Stockholder or Additional Stockholder is a party or (ii) the commission by such Management Stockholder or Additional Stockholder of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of Holding or any of its Subsidiaries.

                  "Certificate" means the Restated Certificate of Incorporation of Holding, as the same may be amended and restated as of the Closing Date and as the same thereafter may be amended or restated from time to time.

                  "Class A Common" means Holding's Class A Common Stock, par value $.01 per share, and any securities into which such Class A Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class A Common.

                  "Class B Common" means Holding's Class B Common Stock, par value $.01 per share, and any securities into which such Class B Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class B Common.

                  "Closing Date" is the date on which the Closing under the Stock Purchase Agreement occurs.

                  "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

                  "Common Stock" means the Class A Common and the Class B Common, any securities into which such Class A Common or Class B Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class A Common or Class B Common, and all other securities of any class or classes or series (however designated) of Holding the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding-up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding-up.

                  "CVC Stockholders" means the CVC Investors and each of their respective direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "Debentures" means Aetna Holdings' Junior Subordinated Notes due 2007.

                  "Equity Equivalents" means securities exercisable, convertible or exchangeable for or into Common Stock, including, without limitation, the Options.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Fair Market Value" means, with respect to each share of Common Stock as of a particular date, the average of the closing prices of such Common Stock on the New York Stock Exchange, Inc., on each of the thirty (30) trading days next preceding such date or, if such Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or if such Common Stock is not then listed or admitted to trading on a national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by Holding or if no such prices are available, the fair market value per share as determined in good faith by the Board.

                  "Former Management Stockholders" means the Former Management Group and each of their respective direct or indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "Fully Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination (other than shares of Common Stock owned by Aetna Holdings) and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of Equity Equivalents.

                  "Guaranties" means those guaranties delivered by Holding, Aetna Holdings and certain other parties in connection with Holding's exchange offer of its 11 7/8% senior notes due 2006.

                  "Institutional Stockholder" means the Institutional Investors and each of their respective direct and indirect Permitted Transferees, if any, so long as any such Person shall hold Restricted Securities.

                  "Involuntary Transfer" means, with respect to Restricted Securities of any Management Stockholder or Additional Stockholder, any involuntary Transfer or Transfer by operation of law of such Restricted Securities (other than to a Permitted Transferee of such Management Stockholder or Additional Stockholder) by or in which such Management Stockholder or Additional Stockholder shall be deprived or divested of any right, title or interest in or to Restricted Securities, including, without limitation, by seizure under levy of attachment or execution, by foreclosure upon a pledge, in connection with any voluntary or involuntary bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, pursuant to any statute pertaining to escheat or abandoned property, pursuant to a divorce or separation agreement or a final decree of a court in a divorce action, upon or occasioned by the incompetence of any Management Stockholder or Additional Stockholder and to a legal representative of any Management Stockholder or Additional Stockholder.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

                  "Lien" means any lien, claim, change, encumbrance, security interest or other adverse claim of any kind.

                  "Management Representative" means such Person as is designated as "Management Representative" by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis then held by the Management Stockholders as a group in a written notice to the other Stockholders and Holding.

                  "Management Stockholders" means the Management Group and their respective Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "New Common Stock" means any Common Stock or Equity Equivalent other than any (i) Common Stock and Equity Equivalents issued in connection with any stock split, stock dividend or reclassification of any Restricted Securities or Equity Equivalents; (ii) Common Stock or Equity Equivalents issuable in a public offering registered under the Securities Act; (iii) Common Stock or Equity Equivalents issuable upon conversion of the Class A Common or Class B Common or upon exercise of the Options; (iv) issuance of Options; or (v) issuances of Common Stock to employees of Holding and its Subsidiaries with respect to shares of Common Stock repurchased by Holding under Article IV.

                  "Officer's Certificate" means a certificate signed by the Chief Financial Officer of Holding stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him or her to verify the accuracy of the information set forth in such certificate or any documents accompanying such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "Options" means options to purchase Common Stock granted to employees of Holding or any of its Subsidiaries pursuant to any plan approved by the Board and any Options issued upon subdivision or combination, or in substitution thereof.

                  "Original Cost" means, (i) as to each share of Common Stock purchased or otherwise acquired from Holding or owned by any Stockholder on August 13, 1996, $1.419520803 and (ii) as to each share of Common Stock purchased or otherwise acquired from Holding after August 13, 1996, the price paid to Holding therefor, in each case appropriately adjusted to reflect all stock splits, stock dividends, recapitalizations or similar events affecting the Common Stock subsequent to the date of purchase thereof.

                  "Permitted Transferee" means:

                           (i) as to any Stockholder who is a natural person, (a) the spouse or any lineal descendant (including by adoption) of such Stockholder, or (b) any trust (i) (including a charitable trust) of which such Stockholder is the trustee or (ii) which is established solely for the benefit of any such Stockholder or such Stockholder's spouse or any lineal descendant (including by adoption) and in the case of each of
                                    (b)(i) or (b)(ii) above the terms of any such trust is not inconsistent with the terms of this Agreement, or (c) any partnership whose terms are not inconsistent with the terms of this Agreement, the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause (i)(a);

                           (ii) as to any CVC Stockholder, any other CVC Stockholder; any director, officer, employee, Associate or Affiliate of CVC; any director, officer, employee, member or partner of any such Affiliate; and any trust, a majority in interest of the beneficiaries of which, or corporation, limited liability company, or partnership, a majority in interest of the stockholders, members or limited partners of which, or partnership, the managing general partner of which, are (or is) one or more of the Persons identified in this clause (ii), the spouse of any such Person and/or such Person's lineal descendants (including by adoption);

                           (iii) as to any Institutional Stockholder, any Affiliate or Associate of such Institutional Stockholder; provided, that with respect to the State of Michigan, Permitted Transferee also means any successor fiduciary for the State of Michigan;

                           (iv) as to any Berkshire Stockholder, any other Berkshire Stockholder; any director, officer, employee, general partner or limited partner, or Affiliate of Berkshire; any director, officer, employee, general partner or limited partner of any such Affiliate; and any trust, a majority in interest of the beneficiaries of which, or corporation or partnership, a majority in interest of the stockholders or limited partners of which, or partnership, the managing general partner of which, are (or is) one or more of the Persons identified in this clause (ii), the spouse of any such Person and/or such Person's lineal descendants (including by adoption);

                           (v) as to Prudential and Pruco, any trust managed by Prudential;

                           (vi) as to any Sofedit Stockholder, any Affiliate or Associate of any such Sofedit Stockholder; and

                           (vii)    as to any Sofedit Institutional Stockholder,
                                    (a) any Affiliate or Associate of any such Sofedit Institutional Stockholder, which shall include, without limitation, any investment fund controlled by or under common control with such Sofedit Institutional Stockholder, such Affiliate or such Associate or (b) with respect to the Series B Preferred, any Sofedit Stockholder.

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

                  "Preferred Stock" means the Series A Preferred and the Series B Preferred.

                  "Pro Rata" means, with respect to one or more Stockholders or Option holders, (i) as it relates to Common Stock, in proportion to the number of shares of Common Stock on a Fully Diluted Basis owned by such Stockholder or Stockholders or which may be acquired by any Stockholder or by any Option holder pursuant to any Option, and (ii) as it relates to Preferred Stock, in proportion to the aggregate stated value plus accrued and unpaid dividends of the Preferred Stock owned by such Stockholder or Stockholders.

                  "Pruco Stockholder" means Pruco and each of its Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "Prudential Stockholder" means Prudential and each of its Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "Qualifying Offering" means the consummation of an underwritten primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act as a result of which (i) (together with all similar previous public offerings) at least $50 million of aggregate net proceeds are raised for Holding, and (ii) the Common Stock is listed on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among Holding and the parties hereto, as the same may be amended from time to time.

                  "Restricted Securities" means the Common Stock and the Options, and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

                  "Sale of the Company" means the sale of Holding (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions to a Person or Persons that is not an Affiliate or Associate of any Sofedit Stockholder or any Sofedit Institutional Stockholder pursuant to which such Person or Persons acquires (i) securities representing at least a majority of the voting power of all securities of Holding, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the business or assets of Holding and its Subsidiaries.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Senior Debt" means (i) the "Obligations" as such term is defined in the Guaranties by Holding or any of its Subsidiaries, including without limitation any interest accruing on any Obligation after the date of filing of a petition in any bankruptcy, insolvency, arrangement, reorganization and receivership proceeding involving Holding or any of its Subsidiaries (or any other obligor with respect to the underlying debt), whether or not such interest is an allowed claim in such proceeding, and (ii) any and all refundings, renewals, refinancings, replacements and extensions of any Senior Debt described in clause (i) above, whether or not with the original lender or holders thereof.

                  "Series A Preferred" means Holding's Series A Preferred Stock, par value $.01 per share.

                  "Series B Preferred" means Holding's Series B Preferred Stock, par value $.01 per share.

                  "Sofedit Institutional Stockholders" means the Former Sofedit Institutional Investors and each of their respective direct and indirect Permitted Transferees, so long as such Person shall hold Restricted Securities.

                  "Sofedit Stockholders" means the Former Sofedit Investors and each of their respective direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "State of Michigan Stockholders" means the State of Michigan and each of its Permitted Transferees, so long as any such Person shall hold Restricted Securities.

                  "Stockholders" means each of the CVC Stockholders, the Sofedit Stockholders, the Sofedit Institutional Stockholders, the Institutional Stockholders, the Former Management Stockholders, the Management Stockholders and the Additional Stockholders.

                  "Subsidiary" means, with respect to any Person, any other Person in which such Person, directly or indirectly through Subsidiaries or otherwise, owns more than fifty percent (50%) of either the equity interests or the voting power.

                  "Transfer" means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any Restricted Securities or any interests therein.

                           (b) Unless otherwise provided herein, all accounting
terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

                           (c) The following terms, when used in this Agreement,
shall have the meanings defined for such terms in the Section set forth below:

                  Term                                                 Section
                  ----                                                 -------

"Acceptance Date"                                                      6.1
"Acceptance Notice"                                                    6.1
"Acquiror"                                                             2.7(a)
"Agreement"                                                            Preamble
"Article III Offer"                                                    3.1(a)
"Berkshire"                                                            Preamble
"Berkshire Group"                                                      Preamble
"Berkshire Group Member"                                               Preamble
"Buyer"                                                                3.1(a)
"Control Person"                                                       2.4(b)

"CVC"                                                                  Preamble
"CVC Co-Investors"                                                     Preamble
"CVC Investors"                                                        Preamble
"Drag-Along Right"                                                     2.7(a)
"Drag-Along Sale"                                                      2.7(a)
"Former Management Group"                                              Preamble
"Former Management Group Member"                                       Preamble
"Former Sofedit Institutional Investors"                               Preamble
"Former Sofedit Investor"                                              Preamble
"Holding"                                                              Preamble
"Holding Designee"                                                     4.1
"Holding Notice"                                                       2.5(b)
"Inclusion Notice"                                                     3.1(a)
"Inclusion Right"                                                      3.1(b)
"Institutional Investors"                                              Preamble
"Management Group"                                                     Preamble
"Management Group Member"                                              Preamble
"New Common Stock Notice"                                              6.1
"New Common Stock Offer"                                               6.1
"New Common Stock Offerees"                                            6.1
"New Common Stock Units"                                               6.1
"Notice of Intention"                                                  2.5(a)
"Offer Price"                                                          2.5(a)
"Offered Securities"                                                   2.5(a)
"Offerees"                                                             3.1(a)
"Original Agreement"                                                   Recital
"Prospective Buyers"                                                   2.5(a)
"Prospective Buyer Notice"                                             2.5(c)
"Pruco"                                                                Preamble
"Prudential"                                                           Preamble
"Purchase Notice"                                                      4.1
"Regulatory Problem"                                                   5.4(c)
"Sale Event"                                                           4.1
"Sellers"                                                              4.1
"Selling Stockholder"                                                  2.5(a)
"State of Michigan"                                                    Preamble
"Stock Purchase Agreement"                                             Recital
"Third Party"                                                          2.5(e)
"Transferor"                                                           3.1(a)
"Transferor Shares"                                                    3.1(a)

                                   ARTICLE II
                       TRANSFERS OF RESTRICTED SECURITIES


                  2.1 RESTRICTIONS GENERALLY; SECURITIES ACT. (a) Each Stockholder agrees that it will not, directly or indirectly, Transfer any Restricted Securities except in accordance with the terms of this Agreement. Any attempt to Transfer any Restricted Securities not in accordance with the terms of this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

                  (b) Each Stockholder agrees that, in addition to the other requirements herein, it will not Transfer any Restricted Securities except pursuant to an effective registration statement under the Securities Act, or upon receipt by Holding of an opinion of counsel to the Stockholder reasonably satisfactory to Holding or, if agreed by the Board, counsel to Holding, or a no-action letter from the Commission addressed to Holding, to the effect that no registration statement is required because of the availability of an exemption from registration under the Securities Act or to the effect that such Transfer is not subject to the requirements of the Securities Act.

                  2.2 LEGEND. (a) Each certificate representing Restricted Securities or Preferred Stock shall be endorsed with the following legends and such other legends as may be required by applicable state securities laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS, RIGHTS TO REPURCHASE AND TO REQUIRE TRANSFERS CONTAINED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF APRIL __, 1998, AMONG MS ACQUISITION CORP. (THE "COMPANY") AND ITS STOCKHOLDERS, AS MAY BE AMENDED FROM TIME TO TIME AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT, AS SUCH AGREEMENT MAY BE AMENDED OR MODIFIED FROM TIME TO TIME. COPIES OF THE STOCKHOLDERS AGREEMENT, AS AMENDED OR MODIFIED, ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

                  AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS, AND
                  NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT,
                  (B) PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO, WITH RESPECT TO WHICH THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO THE REQUIREMENTS OF THE ACT, AS PROVIDED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT DESCRIBED ABOVE.

                  THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES OF CAPITAL STOCK OF THE COMPANY ARE SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION. THE CORPORATION WILL FURNISH A COPY OF THE RESTATED CERTIFICATE OF INCORPORATION TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST.

                  (b) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities
Act) shall also bear such legends, unless in the opinion of counsel for Holding, the Restricted Securities or Preferred Stock represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) shall at the request of Holder be removed.

                  2.3 LIMITATIONS ON REPURCHASES, DIVIDENDS, ETC. Each Stockholder understands that Holding is entering or has entered into certain financing agreements which will or do contain prohibitions, restrictions and limitations, among other things, on the ability of Holding to purchase any Restricted Securities or Preferred Stock (whether pursuant to this Agreement or otherwise), to pay dividends and to waive, modify or discharge any rights or obligations under this Agreement.

                  2.4 TRANSFERS BY STOCKHOLDERS. (a) Each of the Stockholders severally agrees that it will not Transfer any Restricted Securities, except (i) to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement; (ii) pursuant to the exercise of any rights such Stockholder may have under the Registration Rights Agreement; (iii) pursuant to Section 2.7 or Article III (in the capacity of a Transferor (subject to compliance with the requirements of Section 2.5) or an Offeree thereunder) or, with respect to

Management Stockholders and Additional Stockholders, Section 2.6 or Article IV;
(iv) pursuant to Section 2.5 (and to the extent applicable in the capacity of a Transferor under Article III); provided, however, that none of the Management Stockholders or Additional Stockholders shall Transfer any Restricted Securities pursuant to Section 2.5 prior to August 12, 2001, and none of the Management Stockholders or Additional Stockholders shall transfer any Options except pursuant to Section 2.6, 2.7 or 3.2 or Article IV; or (v) after April __, 2008. In addition, no Sofedit Institutional Stockholder shall transfer any shares of Series B Preferred other than to a Permitted Transferee. Notwithstanding anything to the contrary contained herein, no Transfer (including without limitation any Involuntary Transfer but excluding any Transfer made in accordance with this Agreement in connection with a Sale of the Company) or entry into any agreement or arrangements with respect to Transfer will be permitted or will be effective (other than any Transfer pursuant to Inclusion Rights exercised in connection with an Article III Offer or in connection with any registered public offering) to the extent such Transfer, agreement or other arrangement would result in a change of control, event of default or other prepayment obligation by Holding (or any of its Subsidiaries) under (A) any agreement or instrument evidencing Senior Debt or the Preferred Stock or (B) any successor agreement or instrument with respect to Senior Debt that contains such a provision which is no more restrictive of the rights of any Aetna Stockholder to transfer the securities of Holding or any Subsidiary than the most restrictive provision contained in the agreements and instruments referred to in clause (A) above.

                  (b) Each of the Stockholders hereby agrees that the following events shall be deemed a Transfer of Restricted Securities owned or held of record by such Stockholder for purposes of this Agreement: (i) the transfer of all or a material part of the assets of such Stockholder or any Control Person of such Stockholder to any Person that would not qualify as a Permitted Transferee of such Stockholder, (ii) the transfer or issuance of any securities of such Stockholder or such Control Person representing a majority of the voting power or economic interest of all such securities to any Person that would not qualify as a Permitted Transferee of such Stockholder or (iii) any other change of control with respect to such Stockholder or such Control Person, whereby the Person obtaining such control would not otherwise qualify as a Permitted Transferee of such Stockholder, except, with respect to any Sofedit Institutional Stockholder, if such change of control results from a privitization of such Sofedit Institutional Stockholder, from a public tender offer for the shares of the ultimate parent of such Sofedit Institutional Stockholder or from a sale or exchange of shares on a regulated stock exchange. "Control Person" means any person that possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of any other Person, whether through the ownership of securities, by contract or otherwise.

                  2.5 RIGHT OF FIRST OFFER. (a) Except for Transfers permitted pursuant to clauses (i), (ii), (iii) (in the capacity of an Offeree under Article III or pursuant to Section 2.7) and (v) of Section 2.4(a), if any Stockholder (a "Selling Stockholder") desires to Transfer any Restricted Securities (the "Offered Securities"), prior to any Transfer it shall give written notice of the proposed Transfer (the "Notice of Intention") to Holding and to the other Stockholders (the "Prospective Buyers"), specifying the type and number of Offered Securities which such Selling

Stockholder wishes to Transfer, the proposed purchase price (or the Fair Market Value in the case of any deemed transfer under Section 2.4(b)) (the "Offer Price") therefor and all other material terms and conditions of the proposed Transfer.

                  (b) For a period of twenty (20) days following its receipt of the Notice of Intention, Holding shall have an irrevocable right to purchase all or any portion of the Offered Securities at the Offer Price and on the other terms specified in the Notice of Intention, exercisable by delivery of notice (the "Holding Notice") to the Selling Stockholder, with a copy to each of the Prospective Buyers, specifying the number of Offered Securities with respect to which Holding is exercising its option.

                  (c) For a period of twenty (20) days following its receipt of the Holding Notice or, if no Holding Notice is so received, for a period of forty-five (45) days following its receipt of the Notice of Intention, each of the Prospective Buyers shall have the irrevocable right to purchase at the Offer Price and on the other terms required to be specified in the Notice of Intention addressed to it, any or all of the Offered Securities which Holding has elected not to purchase, Pro Rata among the Prospective Buyers; provided, however, that in the event any Prospective Buyer does not purchase any or all of its Pro Rata portion of the Offered Securities, the other Prospective Buyers shall have the right to purchase such portion, Pro Rata, until all of such Offered Securities are purchased or until such other Prospective Buyers do not desire to purchase any more Offered Securities. The right of the Prospective Buyers pursuant to this Section 2.5(c) shall be exercisable by delivery of a notice (the "Prospective Buyer Notice") setting forth the maximum number of Offered Securities that such Prospective Buyer wishes to purchase, including any number which would be allocated to such Prospective Buyer in the event any other Prospective Buyer does not purchase all or any portion of its Pro Rata portion, to the Selling Stockholder, Holding and the other Prospective Buyers and shall expire if unexercised within such 20-day or 45-day period, as applicable.

                  (d) Notwithstanding the foregoing provisions of this Section 2.5, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, neither Holding nor any Prospective Buyer may purchase any Offered Securities unless all of the Offered Securities are to be purchased (whether by Holding or the Prospective Buyers, or any combination thereof).

                  (e) If all notices required to be given pursuant to this
Section 2.5 have been duly given and (i) Holding and the Prospective Buyers determine not to exercise their respective options to purchase the Offered Securities at the Offer Price and on the other terms specified in the Notice of Intention or (ii) Holding and the Prospective Buyers determine, with the consent of the Selling Stockholder, to exercise their options to purchase less than all of the Offered Securities or (iii) Holding or any Stockholder that is a Prospective Buyer fails to purchase any Offered Securities pursuant to and in accordance with this Section 2.5 other than as a result of a breach of this
Section 2.5 by the Selling Stockholder, then the Selling Stockholder shall have the right, for a period of one hundred (100) days from the earlier of (A) the expiration of the last applicable option period pursuant to this Section 2.5 or (B) the date on which such Selling Stockholder receives notice from Holding and the Prospective Buyers that they will not exercise in whole or in part the options granted pursuant to this Section 2.5, to sell to a third party that is neither an Associate or an Affiliate of the Selling Stockholder in a bona fide sale (a "Third Party") the Offered Securities remaining unsold under this Section 2.5 at a price not less than the Offer Price and on other terms which shall not be materially more favorable in the aggregate than those set forth in the Notice of Intention; provided that prior to any such Transfer to a Third Party, such Third Party executes and delivers to Holding, for the benefit of Holding and all Stockholders, a Joinder Agreement and thereby becomes a party to this Agreement and such Selling Stockholder first complies with the provisions of Article III.

                  (f) The closing of any purchase and sale to Holding or any Prospective Buyer pursuant to this Section 2.5 shall take place on such date, not later than fifteen (15) business days after the later of delivery to the Selling Stockholder of (i) the Holding Notice and (ii) the Prospective Buyer Notice, as Holding and the Selling Stockholder shall select. At the closing of such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Securities being sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchasers thereof, duly executed by the Selling Stockholder, free and clear of any Liens, against delivery of the Offer Price therefor.

                  (g) Any Transfer by a Stockholder which is subject to the requirements of Section 2.5 (including to Holding, another Stockholder or to a Third Party) shall be subject to each other Stockholder's rights of inclusion under Article III, and prior to any transfer, the Selling Stockholder, if applicable, shall deliver to the other Stockholders an Inclusion Notice pursuant to Section 3.1(a).

                  2.6 INVOLUNTARY TRANSFERS. (a) Upon the occurrence of any event which would cause any Restricted Securities owned by a Management Stockholder or by an Additional Stockholder to be Transferred by Involuntary Transfer, such Management Stockholder or Additional Stockholder (or his or her legal representative or successor) shall give Holding written notice thereof stating the terms of such Involuntary Transfer, the identity of the transferee or proposed transferee, the price or other consideration, if readily determinable, for which the Restricted Securities are proposed to be or have been Transferred and the number of Restricted Securities which are the subject of such Transfer, and Holding shall notify all of the Stockholders of the same. After its receipt of such notice or, failing such receipt, after Holding otherwise obtains actual knowledge of such a proposed or completed Involuntary Transfer, Holding shall have the right and option to purchase (or to have any designee approved by the Board purchase) all or any portion of such Restricted Securities, which right shall be exercised by written notice given by Holding to the transferor (or transferee following the occurrence of any Involuntary Transfer) within sixty (60) days following the later of (i) Holding's receipt of such notice or, failing such receipt, Holding's obtaining actual knowledge of such proposed or completed Transfer and (ii) the date of such Involuntary Transfer.

                  (b) Any purchase pursuant to this Section 2.6 shall be at the price and on the terms applicable to such Involuntary Transfer; provided, however, that if the nature of the event giving rise to such Involuntary Transfer is such that no readily determinable consideration is to be paid for or assigned to the Transfer of the Restricted Securities, the price to be paid by Holding and the applicable terms shall be the purchase price and terms applicable to a Sale Event pursuant to Section 4.2. The closing of the purchase and sale of such Restricted Securities pursuant to this Section 2.6 shall be held at the place and on the date established by Holding, which in no event shall be less than ten (10) nor more than forty-five (45) days from the date on which Holding gives notice of its election to purchase such Restricted Securities, and such purchase price shall be determined as of the date of the notice of election to purchase such Restricted Securities. At such closing, the Management Stockholder or Additional Stockholder (or his or her legal representative or successor) shall deliver the certificates evidencing the Restricted Securities to be purchased by Holding, as applicable, accompanied by stock powers, duly endorsed in blank, or duly executed instruments of transfer, and any other documents that are necessary to Transfer to Holding good title to such Restricted Securities free and clear of all Liens and, concurrently with such delivery, Holding shall deliver to the transferor thereof the full amount of the purchase price therefor by certified or bank cashier's check.

                  (c) Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price) by Holding pursuant to this Section 2.6 would violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to Holding or any of its Subsidiaries or by which any of them or their respective properties may be bound or affected or would result in any breach of, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Holding or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which Holding or any of its Subsidiaries is a party or by which any of their respective properties is bound or affected, the rights of Holding to purchase (or to have any designee purchase) the Restricted Securities of any Management Stockholder or Additional Stockholder shall be suspended until the date which falls thirty (30) days following such time as such prohibition first lapses or is waived and no such default would be caused. For the purposes of this Section 2.6 only, the date of such lapse or waiver shall be deemed the date of the Involuntary Transfer for purposes of the purchase and sale of Restricted Securities pursuant to this Section 2.6 and such purchase price shall be determined as of the date such prohibition lapses or is waived. Holding shall use its reasonable efforts to obtain a waiver of any such prohibition but shall not be obligated to incur any additional interest or other costs or charges or to make any prepayment with respect to any indebtedness in connection with such efforts.

                  (d) Notwithstanding anything to the contrary contained in this
Section 2.6, any event giving rise to an Involuntary Transfer which is also subject to the provisions of Article IV shall be governed by the provisions of
Article IV.

                  2.7 DRAG ALONG SALE. (a) If the Sofedit Stockholders, so long as they own in the aggregate at least thirty-five percent (35%) of the shares of Common Stock on a Fully Diluted Basis, (i) propose to Transfer to a third party (which is not an Associate or an Affiliate of any of such Sofedit Stockholders) (the "Acquiror") all of their Restricted Securities, the Sofedit Stockholders shall have the right, subject to Section 2.7(f), to require all the other Stockholders to sell or transfer all (but not less than all) of their Restricted Securities to such third party on the same terms; or (ii) propose the Transfer of all or substantially all of the assets or business (whether by merger, sale or otherwise) of Holding to any such third party, the Sofedit Stockholders shall have the right, subject to Section 2.7(f) (a "Drag-Along Right"), to require (x) the Stockholders to take all action necessary or appropriate in order to cause Holding to take all action necessary or appropriate to give effect to such transaction and (y) the Stockholders to approve such transaction in their capacity as stockholders of Holding (a transaction described in clause (i) or (ii), a "Drag-Along Sale"); provided that upon the consummation of any transaction resulting in a sale or transfer of all or substantially all of the assets or business of Holding (whether by merger, sale or otherwise) Holding will immediately distribute all of the net proceeds of such transaction to the Stockholders, in accordance with their respective rights and privileges.

                  (b) Notwithstanding the foregoing, in the event that (i) pursuant to an exercise of the Drag-Along Rights Holding (or one or more of its Subsidiaries) proposes to voluntarily sell all or substantially all of the consolidated assets of Holding to a third party in a transaction and (ii) Holding intends to pay the net proceeds therefrom to its stockholders in a distribution which is taxable as a dividend (and not pursuant to a plan of liquidation) resulting in disparate tax treatment to the Stockholders, then the Sofedit Stockholders shall only have the right to effect such transaction if the Aetna Stockholders have consented thereto (which consent shall not be unreasonably withheld or delayed).

                  (c) In order to exercise a Drag-Along Right, the Sofedit Stockholders shall notify each Stockholder, such notice to set forth the terms and conditions of such proposed sale. Subject to Section 2.7(b), each such Stockholder will take all actions reasonably requested by the Sofedit Stockholders in connection with the consummation of such sale, and within twenty
(20) business days of the receipt of such notice (or such longer period of time as the Sofedit Stockholders shall designate in such notice), if such transaction is structured as a sale of assets or a merger, such Stockholders shall approve the transaction in their capacities as stockholders of Holding (subject to Section 2.7(b)), and if such transaction is a sale of Restricted Securities, such Stockholders shall cause all of their respective Restricted Securities to be sold to the designated purchaser on the same terms and conditions and for the same per share consideration as the Restricted Securities being sold by the Sofedit Stockholders; provided, however, that if any of such Restricted Securities are Equity Equivalents, the purchase price of such Equity Equivalents shall equal the aggregate price that would be paid for the shares of Common Stock issuable upon the exercise thereof minus the aggregate exercise or conversion price under such Equity Equivalents for such shares of Common Stock and if any Stockholders are given a choice as to the type or amount of consideration to be received in respect of a specific security of Holding, all

Stockholders will be given the same choice. In furtherance of, and not in limitation of the foregoing, in connection with a Drag-Along Sale, subject to
Section 2.7(b) and Section 2.7(e) each Stockholder will (i) raise no objections against the Drag-Along Sale or the process pursuant to which it was arranged,
(ii) waive any appraisal rights under Section 262 of the Delaware General Corporation Law and other similar rights, and (iii) execute all documents containing such terms and conditions as those executed by other Stockholders as reasonably directed by the Sofedit Stockholders.

                  (d) In a transaction effected pursuant to the exercise of the Drag-Along Rights pursuant to this Section 2.7, the Aetna Stockholders and/or the Sofedit Institutional Stockholders may elect, upon notice to the Sofedit Stockholders and Holding, to require that there be delivered to the Aetna Stockholders and/or the Sofedit Institutional Stockholders, as applicable, a fairness opinion, addressed to the Aetna Stockholders, of an internationally recognized investment banking firm jointly selected by the Sofedit Stockholders and the Aetna Stockholders and/or the Sofedit Institutional Stockholders, as applicable (which selection shall be made promptly and in good faith by such Stockholders and whose reasonable fees and expenses shall be paid by the Aetna Stockholders and/or the Sofedit Institutional Stockholders, as applicable), to the effect that the consideration to be paid to the Stockholders is fair. Such notice must be given within ten (10) days after receipt of the notice of exercise of Drag-Along Rights under Section 2.7(c). If the consideration proposed to be paid to the Stockholders in respect of the Drag Along Sale is less than the valuation established by such investment banking firm, then the Sofedit Stockholders shall not have the right to effect such Drag-Along Sale pursuant to this Section 2.7 without the consent of the Aetna Stockholders and/or the Sofedit Institutional Stockholders, as applicable. The fees and expenses of such investment banking firm shall be treated as a transaction expense.

                  (e) Unless otherwise agreed by any Stockholder with respect to the obligations of such Stockholder, all contractual indemnification and contribution payments required to be made by any Stockholder in connection with any Drag-Along Sale shall be limited to payments made from the proceeds of such Drag-Along Sale set aside in an escrow account or similar arrangement, except with respect to indemnification or contribution payments which arise from a misrepresentation or breach by such Stockholder with respect to matters of title to such Stockholders' securities and valid authorization by such Stockholder with respect to the Drag-Along Sale. The amount of proceeds payable to each Stockholder so set aside in respect of any such indemnification or contribution payments shall be proportionate to the amount of consideration received or to be received by such Stockholder in relation to all Stockholders. All Stockholders will bear their pro rata share of the costs and expenses incurred in connection with a Drag-Along Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by Holding or the purchaser and so long as such costs and expenses are reimbursed solely out of the proceeds of such Drag-Along Sale. Costs incurred by any Stockholder on its own behalf will not be shared by any other Stockholder.

                  (f) Notwithstanding anything contained herein to the contrary, no Drag-Along Sale may be consummated unless prior to or contemporaneously therewith, all of the outstanding Preferred Stock and Debentures have been paid or redeemed in full in cash.

                                   ARTICLE III
                               RIGHTS OF INCLUSION


                  3.1 RIGHTS OF INCLUSION. (a) If any Stockholder, other than any Sofedit Institutional Stockholder or any Institutional Stockholder, (the "Transferor") proposes to Transfer (subject to compliance with the requirements of Section 2.5) any Restricted Securities and/or shares of Preferred Stock ("Transferor Shares") to any Person (the "Buyer"), other than as permitted by
Section 3.3, then, as a condition to such Transfer, the Transferor shall cause the Buyer to include an offer (the "Article III Offer") to each of the other Stockholders (collectively, the "Offerees"), to sell to the Buyer, at the option of each Offeree, that number of shares of Restricted Securities and/or Preferred Stock determined in accordance with Section 3.1(b), at the same time(s) and on the same terms and conditions as are applicable to the Transferor Shares. The Transferor shall provide a written notice (the "Inclusion Notice") of the
Article III Offer to each Offeree.

                  (b) Each Offeree shall have the right (an "Inclusion Right") to sell pursuant to the Article III Offer part or all of a Pro Rata number of its shares of Restricted Securities and/or Preferred Stock as is sold by the Transferor, provided, however, that in the event any Offeree does not exercise his, her or its Inclusion Right as to any or all of its Pro Rata portion of its Restricted Securities and/or Preferred Stock, the other Offerees shall have the right to sell their Restricted Securities and/or Preferred Stock, Pro Rata, in an amount equal to such remaining portion of Restricted Securities and/or Preferred Stock not being sold by such non-exercising Offeree until all of such remaining portion is eliminated or until such other Offerees do not desire to sell any more of their Restricted Securities and/or Preferred Stock. The Inclusion Right shall be exercisable by delivery of a notice by each Offeree, setting forth the number of Restricted Securities and/or Preferred Stock that such Offeree wishes to sell, including any number which would be allocated to such Offeree in the event any other Offeree does not exercise his, her or its Inclusion Right as to all or any of its Pro Rata portion, to the Transferor within twenty (20) days of delivery of the Inclusion Notice. The Transferor shall have the right to sell the balance of the shares of Restricted Securities and/or Preferred Stock not being sold by such Offerees as provided for above and no other Offeree shall have any Inclusion Right with respect thereto. Any Offeree which owns Options may exercise and sell shares of Common Stock pursuant to the Article III Offer, and the purchase price therefor shall equal the aggregate price that would be paid for the shares of Common Stock issuable upon the exercise thereof minus the aggregate exercise price under such Option for such shares of Common Stock.

                  3.2 ARTICLE III SALES. (a) Upon its exercise of an Inclusion Right, each Offeree shall deliver to the Transferor a certificate or certificates representing the shares of

Restricted Securities and/or Preferred Stock to be sold or otherwise disposed of pursuant to the Article III Offer by such Offeree, free and clear of all Liens, and a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such shares of Restricted Securities and/or Preferred Stock pursuant to the terms of the Article III Offer; provided, however, for so long as they own Restricted Securities and/or Preferred Stock and are subject to this Agreement, Prudential and the State of Michigan shall not be required to execute a limited power-of-attorney; and provided, further, Prudential and the State of Michigan hereby agree to take all reasonable actions to effectuate a sale by such Stockholder pursuant to an Article III Offer.

                  The Transferor shall have one hundred (100) days, commencing on the expiration of the Inclusion Rights, in which to sell or otherwise dispose of, on behalf of itself and the Offerees, up to the number of Restricted Securities and/or Preferred Stock covered by the Article III Offer (and the number of Transferor Shares) to the Buyer. If all such shares are not sold to the Buyer, the Transferor, at its option, may elect to sell on behalf of itself and the Offerees such number of shares as the Buyer will purchase, Pro Rata among the Transferor and the Offerees, as nearly as practicable. The material terms of such sale, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 100-day period the Transferor has not completed the sale or other disposition of all the Transferor Shares and all the Offerees' Restricted Securities and/or Preferred Stock (if any) proposed to be sold, the Transferor shall return to each of the Offerees its respective certificates, if any, representing Restricted Securities and/or Preferred Stock which the Offerees delivered for sale or other disposition pursuant to this Article III and which were not sold pursuant thereto and the provisions of this Article III shall continue to be in effect.

                  (b) Promptly after the consummation of the sale or other disposition of the Transferor Shares and Restricted Securities and/or Preferred Stock of the Offerees to the Buyer pursuant to the Article III Offer, the Transferor shall notify the Offerees thereof, and the Buyer shall pay to the Transferor and each of the Offerees their respective portions of the sales price of the Restricted Securities and/or Preferred Stock sold or otherwise disposed of pursuant thereto, and shall furnish such other evidence of the completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Offerees.

                  (c) Notwithstanding anything to the contrary contained in this
Article III, except for the Transferor's obligation to return to each Offeree any certificates representing the Restricted Securities and/or Preferred Stock, there shall be no liability on the part of the Transferor to any Stockholder in the event that the proposed sale pursuant to this Article III is not consummated for whatever reason. Whether a sale of Restricted Securities and/or Preferred Stock is effected pursuant to this Article III by the Transferor is in the sole and absolute discretion of the Transferor.

                  3.3 CERTAIN TRANSFERS. The provisions of this Article III shall apply to any Transfer or proposed Transfer of Restricted Securities and/or Preferred Stock by any Stockholder other than: (a) pursuant to a registration statement filed under the Securities Act, (b) to a

Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement and (c) to any Person who shall have executed a Joinder Agreement and thereby become a party to this Agreement, if such Transfer, taken together with all other Transfers of Restricted Securities and/or Preferred Stock by such Stockholder (not including Transfers described in clauses (a) or (b) above), represent, in the aggregate, less than five percent (5%) of the Common Stock, on a Fully Diluted Basis, or of the Preferred Stock, as the case may be, held in the aggregate by such Stockholder on the Closing Date, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event.


                                   ARTICLE IV
                    REPURCHASE OF RESTRICTED SECURITIES OWNED
              BY MANAGEMENT STOCKHOLDERS OR ADDITIONAL STOCKHOLDERS


                  4.1 SALE EVENT. In the event that any Management Stockholder shall cease to be employed by Holding or any of its Subsidiaries for any reason, or any Additional Stockholder that is a director of Holding or any of its Subsidiaries shall cease to be such a director for any reason, or in each case, including death, permanent disability, termination for cause or without cause, retirement or otherwise (such termination being referred to herein as a "Sale Event"), but in each case subject to Section 4.4, such Management Stockholder (or his or her personal representative) or Additional Stockholder (or his or her personal representative) shall promptly notify Holding and each other Stockholder of the applicable Sale Event and, within ninety (90) days after Holding's receipt of such notice, Holding or, at the option of Holding, any employee, director or other designee of Holding, which employee, director or other designee shall have been designated by a unanimous vote of the Board (a "Holding Designee") may, at its option elect to purchase, exercisable by written notice (a "Purchase Notice") delivered to such Management Stockholder (or his or her personal representative) or Additional Stockholder (or his or her personal representative) and, in each case, his or her respective Permitted Transferees who hold Restricted Securities (collectively, "Sellers") (with a copy to the Aetna Stockholders and the Sofedit Stockholders), and upon the giving of such notice, Sellers shall be obligated to sell those Restricted Securities of Sellers which are designated in the Purchase Notice.

                  4.2 PURCHASE PRICE. The purchase price for each share of Common Stock to be purchased pursuant to Section 4.1 shall be (a) if the Sale Event did not occur as a result of a termination for Cause the Fair Market Value thereof as of the date of the Sale Event, (b) if the Sale Event occurred as a result of a termination for Cause the lower of (x) the Fair Market Value thereof as of the date of the Sale Event and (y) the Original Cost thereof. Such purchase price shall be paid in cash or by certified or cashier's bank check. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall prevent or otherwise restrict the Board from determining (in its discretion) that Holding will purchase Restricted Securities from Management Stockholders or Additional Stockholders pursuant to Section 4.1 at a price per share in excess of the purchase price specified in this Section 4.2.

                  4.3 CLOSING. Subject to Section 4.4, the closing for all purchases and sales of Restricted Securities provided for in this Article IV shall be held at the principal executive offices of Holding at 10:00 a.m., local time, on the 30th day after the determination of the purchase price in respect thereof determined in accordance with Section 4.2 or at such other date and time as shall have been agreed to by the Board and the Seller; provided, however, that if any Seller who has become obligated to sell Restricted Securities is deceased on such 30th day as aforesaid and such deceased person's personal representative shall not have been appointed and qualified by such date, then unless otherwise agreed to as provided above, the closing shall be postponed until the 10th day after the appointment and qualification of such personal representative.

                  All Restricted Securities to be sold pursuant to this Article IV shall be delivered to the purchaser at the aforesaid closing free and clear of all Liens. The purchaser will be entitled to receive customary representations as to title, authority and capacity to sell and to require a guaranteed signature of the Seller, as applicable. Each Seller hereby appoints Holding as attorney-in-fact to transfer such Restricted Securities on the books of Holding in the event of a sale pursuant to this Article IV. Such Sellers shall take all such actions as Holding or any other purchaser shall request as necessary to vest in Holding or any other purchaser at such closing good title to such Restricted Securities, free and clear of all Liens.

                  4.4 POSTPONEMENT. Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price) by Holding pursuant to this Article IV would (a) violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to Holding or any of its Subsidiaries or by which any of them or their respective properties may be bound or affected, (b) result in any breach of, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Holding or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which Holding or any of its Subsidiaries is a party or by which any of their respective properties is bound or affected or
(c) in the judgment of the Board, jeopardize the financial health of Holding or its Subsidiaries or otherwise have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets or properties of Holding, the rights of Holding to purchase the Restricted Securities of the Sellers with respect to whom the Sale Event has occurred pursuant to this Article IV shall be suspended, in the case of clauses (a) or
(b) above, until the date which falls thirty (30) days following such time as such prohibition first lapses or is waived and no such default would be caused and in the case of clause (c) above, until the date which falls thirty (30) days following such time as the Board determines that such purchase (or payment of the purchase price) would no longer jeopardize the financial health of Holding on a consolidated basis or otherwise have a material adverse effect on Holding on a consolidated basis. For the purposes of this Section 4.4 only, the date of such lapse, waiver or determination shall be deemed the date of the relevant Sale Event for purposes of the purchase and sale and determination of the Purchase Price of Restricted Securities pursuant to this Article IV. Holding shall use its reasonable efforts to obtain a waiver of any such prohibition but shall not be obligated to incur any additional interest or other costs or charges or to make any prepayment with respect to any indebtedness in connection with such efforts.


                                    ARTICLE V
                        CERTAIN COVENANTS OF THE PARTIES


                  5.1 REGISTRATION OF COMMON STOCK. In the event of, and in order to facilitate, a registration by Holding of Common Stock under the Securities Act which will constitute a Qualifying Offering, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate, vote (which vote shall become effective immediately prior to the closing of the sale of Common Stock pursuant to such registration by Holding): (a) to remove from the Certificate requirements, if any such requirements are at such time imposed thereby, relating to preemptive rights with respect to Common Stock; and (b) to increase the number of authorized shares of Common Stock and, if necessary, change the number of issued and outstanding shares of Common Stock, whether by stock split, stock dividend or otherwise, or change its par value or effect any other reclassification, recapitalization or similar event relating to the Common Stock; in the case of each of clauses (a) and (b) above, as recommended by a majority of the members of the Board to facilitate such registration. Notwithstanding the foregoing, nothing set forth herein shall be construed to allow any stock of any class or series to be treated differently from any other stock of the same class or series or to reduce the rights afforded under Article VI hereof.

                  5.2 MANAGEMENT STOCKHOLDERS; ADDITIONAL STOCKHOLDERS. The parties hereto agree that as a condition precedent to the issuance by Holding of shares of Common Stock or of Equity Equivalents to any Person other than any Aetna Stockholder, any Sofedit Stockholder or any Sofedit Institutional Stockholder, Holding shall require such Person to execute a Joinder Agreement and thereby enter into and become a party to this Agreement. From and after such time, the term "Additional Stockholder" shall be deemed to include such other Person. Nothing contained herein nor the ownership of any Restricted Securities shall confer upon any Management Stockholder or Additional Stockholder the right to employment or to remain in the employ of Holding or any of its Subsidiaries. Notwithstanding the foregoing, to the extent approved by a majority of the Board and specified in any Joinder Agreement (or amendment thereto) pursuant to which any Additional Stockholder may become a party hereto, the provisions of this Agreement may be varied to be more or less restrictive with respect to any such Additional Stockholder or to reduce the rights afforded by Article VI hereof.

                  5.3 STOCKHOLDERS LIST; CERTAIN NOTICES. Upon the request of any Sofedit Stockholder, Sofedit Institutional Stockholder, CVC Stockholder, Prudential, Pruco, Berkshire or the State of Michigan, Holding shall deliver promptly to such Sofedit Stockholder, Sofedit Institutional Stockholder, CVC Stockholder, Prudential, Pruco, Berkshire or the State of Michigan, respectively, as the case may be, a list setting forth the names of all Stockholders and the number of shares of each series of Class A Common and Class B Common owned by each Stockholder. In addition, Holding shall give each of the CVC Stockholders, each of the Sofedit Stockholders and each of the Sofedit Institutional Stockholders prior written notice of (a) the conversion of any shares of any class or series of Common Stock or any Preferred Stock and (b) any record transfer of Restricted Securities, setting forth the name of the transferee and the number and type of Restricted Securities being so transferred.

                  5.4 REGULATORY COMPLIANCE COOPERATION.

                           (a) Before Holding redeems, purchases or otherwise
acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class or series of its capital stock or any securities convertible, exchangeable or exercisable for or into any shares of any class or series of its capital stock, Holding will give written notice of such pending action to CVC. Upon the written request of any CVC Stockholder made within twenty (20) days after its receipt of any such notice, stating that after giving effect to such action such CVC Stockholder would have a Regulatory Problem (as defined below), Holding will defer taking such action for such period (not to extend beyond forty-five (45) days after such CVC Stockholder's receipt of Holding's original notice) as such CVC Stockholder requests to permit it and its Affiliates to reduce the quantity of securities owned by them in order to avoid the Regulatory Problem. In the event Holding or any CVC Stockholder is precluded from taking any action under this Agreement within any allotted period of time as a consequence of this Section, such period of time shall be extended by the number of days during which Holding or such CVC Stockholder is precluded from acting.

                           (b) In the event that CVC determines that it has a
Regulatory Problem, Holding agrees to take all such actions as are reasonably requested by CVC in order to (i) effectuate and facilitate any transfer by the CVC Stockholders of any securities of Holding then held by the CVC Stockholders to any Person designated by CVC, such transfer to be at the expense of CVC only to the extent that the expenses in facilitating such transfer were incurred solely to cure a Regulatory Problem, (ii) permit the CVC Stockholders (or any of their Affiliates) to exchange all or a portion of any voting security then held by them on a share-for-share basis for shares of a non-voting security of Holding, which non-voting security shall be identical in all respects to the voting security exchanged for it, except that it shall be non-voting and shall be convertible into a voting security on such terms as are requested by the CVC Stockholders in light of regulatory considerations then prevailing, and (iii) continue and preserve the respective allocation of the voting interests with respect to Holding provided for herein, and with respect to CVC's ownership of Holding's securities. Such actions may include, but shall not necessarily be limited to, entering into such additional agreements, adopting such amendments to the Certificate and By-laws of Holding and taking such additional actions as are reasonably requested by CVC in order to effectuate the intent of the foregoing.

                           (c) In addition, Holding will not be a party to any
merger, consolidation, recapitalization or other transaction pursuant to which CVC would be required to take any voting securities, or any securities convertible, exchangeable or exercisable for or into voting securities, which might reasonably be expected to cause CVC to have a Regulatory Problem. For purposes of this Agreement, "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental agency or other authority or CVC reasonably believes that, such Person and such Person's Affiliates own, control or have power over a greater quantity of securities of any kind issued by Holding than are permitted under any requirement of any governmental authority.

                  5.5 FINANCIAL DISCLOSURE. For so long as any of the Sofedit Stockholders, Sofedit Institutional Stockholders, CVC, Prudential, Pruco, Berkshire, the State of Michigan, Jerome Singer, Douglas A. Thal, Robert J. Klein or Steven Singer owns any Restricted Securities or Equity Equivalents, Holding shall deliver to the Sofedit Stockholders, Sofedit Institutional Stockholders, CVC, Prudential, Pruco, Berkshire, the State of Michigan, Jerome Singer, Douglas A. Thal, Robert J. Klein or Steven Singer, as the case may be:
(a) as soon as available but in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of Holding and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of Holding and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be accompanied by an Officer's Certificate; (b) within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of Holding and its Subsidiaries for such quarterly period, and unaudited consolidating and consolidated balance sheets of Holding and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be accompanied by an Officer's Certificate; (c) within ninety (90) days after the end of each fiscal year, audited consolidating and consolidated statements of income and cash flows of Holding and its Subsidiaries for such fiscal year, and audited consolidating and consolidated balance sheets of Holding and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (i) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, (ii) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by Holding or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which Holding or any Subsidiary is a party or, if such accountants have reason to believe any default by Holding or any Subsidiary exists, a certificate specifying the nature and period of existence thereof and (iii) a copy of such firm's annual management letter to the Board; (d) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the operations or financial affairs of Holding given to Holding by its independent accountants (and not otherwise contained in other materials provided hereunder);
(e) at least thirty (30) days prior to the end of each fiscal year, an annual budget prepared on a monthly basis for Holding and its Subsidiaries for the following fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and following preparation thereof quarterly revisions of such budget and any other significant budgets prepared by Holding or its Subsidiaries, and within thirty (30) days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions Holding has taken and proposes to take with respect thereto; (f) promptly upon their becoming available drafts of the annual financial statements of Holding and its Subsidiaries, together with a draft report of Holding's independent public accountants thereon, and will afford CVC reasonable opportunity to review and comment on such drafts; and (g) with reasonable promptness, such other information and financial data concerning Holding and its Subsidiaries as any Person entitled to receive information under this Section 5.5 may reasonably request (provided that any Stockholders may elect in writing not to receive any such financials described in this Section 5.5). Additionally, a designee of the Aetna Stockholders shall have the right to inspect all books and records of Holding and its Subsidiaries.

                  5.6 PURCHASER REPRESENTATIVE. If Holding enters into any negotiation or transaction involving the issuance of securities of another Person to the Stockholders for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder that is a natural person will, at the request of Holding, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to Holding. If any such Stockholder appoints the purchaser representative designated by Holding, Holding will pay the fees of such purchaser representative, but if any such Stockholder declines to appoint the purchaser representative designated by Holding, such Stockholder will appoint, at his or her own expense, another purchaser representative reasonably acceptable to Holding.


                                   ARTICLE VI
                                 RIGHT OF OFFER


                  6.1 RIGHTS OF OFFER. Prior to Holding issuing or selling, or Aetna Holdings selling, any New Common Stock to any Person, Holding or Aetna Holdings, as the case may be, shall offer (the "New Common Stock Offer") each Stockholder (the "New Common Stock

Offerees") an opportunity to purchase any or all of its Pro Rata portion of such New Common Stock on the same terms and conditions as the New Common Stock being offered and, if such New Common Stock is to be issued as a part of a unit of securities, Holding or Aetna Holdings, as the case may be, shall offer each such New Common Stock Offeree an opportunity to purchase any or all of its Pro Rata portion of such unit of securities (together with the New Common Stock, the "New Common Stock Units") on the same terms and conditions as the New Common Stock being offered; provided, however, that in the event any New Common Stock Offeree does not purchase any or all of its Pro Rata portion of either New Common Stock or New Common Stock Units, as the case may be, the other New Common Stock Offerees shall have the right to purchase such portion, Pro Rata, until all of such New Common Stock or New Common Stock Units, as the case may be, are purchased or until such other New Common Stock Offerees or the CVC Stockholders do not desire to purchase any more New Common Stock or New Common Stock Units, as the case may be. Holding shall make such New Common Stock Offer by providing each New Common Stock Offeree with a notice (the "New Common Stock Notice") setting forth (i) each New Common Stock Offeree's Pro Rata portion of such New Common Stock or of such New Common Stock Units, as the case may be, (ii) the consideration to be paid for each share of New Common Stock or each unit of New Common Stock Units, as the case may be, and (iii) all other material terms of such New Common Stock Offer.

Notwithstanding the foregoing, if the issuance and sale is to any Sofedit Stockholder, any Sofedit Institutional Stockholder or CVC and is in conjunction with the borrowing of money from such Sofedit Stockholder, Sofedit Institutional Stockholder, CVC or any of their respective Affiliates or the guaranteeing of debt of Holding or its Subsidiaries by such Sofedit Stockholder, Sofedit Institutional Stockholder, CVC or such Affiliate, then no New Common Stock Offeree shall have any preemptive rights as set forth herein unless such New Common Stock Offeree purchases or participates, on a pro rata basis, in the related financing or guarantee, as the case may be, on the same terms as such Sofedit Stockholder, Sofedit Institutional Stockholder, CVC, or such Affiliate, as the case may be.

                  In order for any New Common Stock Offerees to accept the New Common Stock Offer, such New Common Stock Offeree shall on or before twenty (20) days following its receipt of a New Common Stock Notice deliver written notice of its acceptance ("Acceptance Notice") to Holding and the other New Common Stock Offerees (the expiration of such twenty (20) days being referred to herein as the "Acceptance Date"). The Acceptance Notice shall set forth the maximum number of New Common Stock or New Common Stock Units, as the case may be, that such New Common Stock Offeree wishes to purchase, including any number which would be allocated to such New Common Stock Offeree in the event any other New Common Stock Offeree does not purchase all or any portion of its Pro Rata portion.

                  Within one hundred twenty (120) days following the Acceptance Date, Holding or Aetna Holdings, as the case may be, (i) shall issue or sell New Common Stock or New Common Stock Units, as the case may be, to each New Common Stock Offeree who timely accepted such New Common Stock Offer upon the terms specified in such New Common Stock Offer, if applicable, and (ii) may issue or sell New Common Stock or New Common Stock Units, as the case may be, to any other Person or Persons in an amount not to exceed the aggregate amount offered pursuant to the New Common Stock Offer (less the aggregate amount of shares of New Common Stock or units of New Common Stock Units, as the case may be, issued or sold to New Common Stock Offerees pursuant to the foregoing clause (i)) and for a price which equals or exceeds the price per share of New Common Stock or per unit of New Common Stock Units, as the case may be, specified in the New Common Stock Offer.


                                   ARTICLE VII
                                  MISCELLANEOUS


                  7.1 GOVERNING LAW. The construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of Holding being incorporated in the State of Delaware, in which case the General Corporation Law shall apply.

                  7.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by Holding, the Sofedit Stockholders and the Aetna Stockholders; provided that Holding shall provide twenty (20) days' prior written notice of any such amendment not governed by the next proviso; and provided further that
(a) any amendment, modification or supplement that adversely and disproportionately affects, in their capacity as Stockholders, the Sofedit Institutional Stockholders, the Institutional Stockholders, Former Management Stockholders, Management Stockholders or Additional Stockholders, as the case may be, shall also require the consent of the Sofedit Institutional Stockholders, the Institutional Stockholders, Former Management Stockholders, Management Stockholders or Additional Stockholders, respectively, and (b) any amendment, modification or supplement that adversely and disproportionately affects less than all of the Sofedit Stockholders, Sofedit Institutional Stockholders, Aetna Stockholders or Additional Stockholders, as the case may be, shall also require the consent of the Sofedit Stockholders, Sofedit Institutional Stockholders, Aetna Stockholders, or Additional Stockholders so affected. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, the Stockholders shall cause the Board to meet within thirty (30) calendar days following such amendment, modification or supplement, or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate and By-Laws of Holding that may be required as a result of such amendment, modification or supplement to this Agreement, and, if required, proposing such amendments to the stockholders entitled to vote thereon. The Stockholders hereby agree to vote their shares of voting Common Stock to approve such amendments to the Certificate and By-Laws of Holding.

                  7.3 TERM. This Agreement shall terminate upon the earliest to occur of (i) a Qualifying Offering, (ii) a Sale of the Company pursuant to clause (i) of the definition of "Sale of the Company", and (iii) upon the distribution of any proceeds from a Sale of the Company to the Stockholders pursuant to clause (ii) of the definition of "Sale of the Company".

                  7.4 CERTAIN ACTIONS. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

                  (i) the CVC Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock then held by the CVC Stockholders as a group, or as otherwise agreed in writing by the CVC Stockholders as a group.

                  (ii) the Berkshire Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis then held by the Berkshire Stockholders, as a group;

                  (iii) the Prudential Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis then held by the Prudential Stockholders, as a group;

                  (iv) the Pruco Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis then held by the Pruco Stockholders, as a group;

                  (v) the Former Management Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis then held by the Former Management Stockholders, as a group;

                  (vi) the Sofedit Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the

         Common Stock then held by the Sofedit Stockholders as a group, or as otherwise agreed in writing by the Sofedit Stockholders as a group;

                  (vii) the Sofedit Institutional Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock then held by the Sofedit Institutional Stockholders as a group, or as otherwise agreed in writing by the Sofedit Institutional Stockholders as a group;

                  (viii) the Aetna Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock then held by the Aetna Stockholders as a group, or as otherwise agreed in writing by the Aetna Stockholders as a group;

                  (ix) the State of Michigan Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis then held by the State of Michigan Stockholders as a group;

                  (x) the Management Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the Management Representative; or

                  (xi) the Additional Stockholders (as a group, as opposed to the exercise by any such Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of shares of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis then held by the Additional Stockholders as a group.

                  7.5 INSPECTION. For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of Holding.

                  7.6 RECAPITALIZATION, EXCHANGES, ETC., AFFECTING RESTRICTED SECURITIES. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Restricted Securities, to any and all shares of Holding capital stock or any successor or assign of Holding (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, Restricted Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

                  7.7 COMPLIANCE WITH REGULATIONS. Whenever a Stockholder is entitled to purchase Restricted Securities pursuant to the provisions of this Agreement, any closing time period specified in such provision shall be tolled until any necessary governmental approval is received including without limitation, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, provided that such tolling period shall not exceed sixty (60) days.

                  7.8 WAIVER. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

                  7.9 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns (including without limitation transferees of Restricted Securities); provided, however, that (a) nothing contained herein shall be construed as granting any Stockholder the right to transfer any of its Restricted Securities except in accordance with this Agreement, (b) any Third Party which acquires Restricted Securities in accordance with Section 2.5 shall be bound by and have the benefits of the provisions of Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.7, Article III, Sections 5.1, 5.5, 5.6 and 6.1 and Article VII, to the same extent as the transferor of such Restricted Securities, but the remaining provisions of this Agreement shall not inure to the benefit of, and the provisions of Article IV shall not apply to the Restricted Securities of, such Third Party, (c) none of the provisions of this Agreement shall apply to any Transfer of Restricted Securities subsequent to a Transfer pursuant to a registered public offering under the Securities Act made in accordance with the Securities Act, (d) notwithstanding any Transfer of Restricted Securities by any Stockholder to any other Stockholder, only the provisions of this Agreement which are expressly applicable to CVC Stockholders, Sofedit Stockholders, Sofedit Institutional Stockholders, Berkshire Stockholders, Prudential Stockholders, Pruco Stockholders, State of Michigan Stockholders, Former Management Stockholders or Additional Stockholders, respectively, shall be applicable to such CVC Stockholders, Sofedit Stockholders, Sofedit Institutional Stockholders, Berkshire Stockholders, Prudential Stockholders, Pruco Stockholders, State of Michigan Stockholders, Former Management Stockholders, Management Stockholders or Additional Stockholders, respectively, and to such Restricted Securities in the hands of such CVC Stockholders, Sofedit Stockholders, Sofedit Institutional Stockholders, Berkshire Stockholders, Prudential Stockholders, Pruco Stockholders, State of Michigan Stockholders, Former Management Stockholder, Management Stockholder or Additional Stockholder, respectively.

                  7.10 REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  7.11 INCOME TAX WITHHOLDING. Each Management Stockholder and Additional Stockholder authorizes Holding to make any required withholding from such Management Stockholder's (or the Additional Stockholder, as the case may be) compensation for the payment of any and all income taxes and other sums that may be due any governmental authority as a result of the receipt by either the Management Stockholders of compensation income under Section 83 of the Internal Revenue Code of 1986, as amended, or similar provisions of state or local law, if required by applicable law, and agrees, if requested by Holding, and in lieu of all or a portion of such withholding, to pay Holding in a lump sum such amounts as Holding may be required to remit to any governmental authority on behalf of Management Stockholder (or Additional Stockholder, as the case may be) in respect of any such taxes and other sums.

                  7.12 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  7.13 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  7.14 FURTHER ASSURANCES. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. Any provision herein that by its terms requires a Subsidiary of Holding to take any action or refrain from taking any action shall be interpreted to require Holding to cause such Subsidiary to take such action or to refrain from taking such action, respectively, to the fullest extent permitted by law.

                  7.15 GENDER. Whenever the pronouns "he" or "his" are used herein, they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural, and words in the plural shall be construed as though in the singular in all cases where they would so apply.

                  7.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  7.17 NOTICES. (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:

                  (i)      If to any CVC Stockholder, to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           New York, New York 10043
                           Facsimile No.:  212-888-2940
                           Attn:  David Y. Howe

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York 10178
                           Facsimile No.:  212-309-6273
                           Attn:  Philip H. Werner

                  (ii)     If to any Berkshire Stockholder, to:

                           Berkshire Partners
                           One Boston Place, Suite 3425
                           Boston, MA  02108
                           Facsimile No.:   617-227-6105
                           Attn:  Russell L. Epker

                           with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  02109-2881
                           Facsimile No.:  617-523-1231
                           Attn:  Stephen W. Carr, P.C.

                  (iii)    If to any Prudential Stockholder, to:

                           The Prudential Insurance Company of America
                           c/o Financial Restructuring Group
                           Gateway Center Four
                           100 Mulberry Street
                           Newark, NJ  07102
                           Facsimile No.:  201-802-2662
                           Attn:  Managing Director

                           with copies to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Facsimile No.:  212-821-8111
                           Attn:  Duncan J. Stewart

                           The Prudential Insurance Company of America
                           c/o Law Department
                           Gateway Center Four
                           100 Mulberry Street
                           Newark, NJ  07102
                           Facsimile No.:  201-802-3853
                           Attn: Jack Pfeilsticker

                  (iv)     If to any Pruco Stockholder, to

                           Pruco Life Insurance Company
                           c/o Financial Restructuring Group
                           Gateway Center Four
                           100 Mulberry Street
                           Newark, NJ  07102
                           Facsimile No.:  201-802-2662
                           Attn:  Managing Director
                           with copies to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Facsimile No.:  212-821-8111
                           Attn:  Duncan J. Stewart

                           Pruco Life Insurance Company
                           c/o Law Department
                           Gateway Center Four
                           100 Mulberry Street
                           Newark, NJ  07102
                           Facsimile No.:  201-802-3853
                           Attn:  Jack Pfeilsticker

                  (v)      If to any State of Michigan Stockholder, to

                           Michigan Department of Treasury
                           450 West Allegan
                           Lansing, MI  48922
                           Facsimile No.:  517-335-3668
                           Attn:  Thomas Hufnagel

                           with a copy to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Facsimile No.:  212-821-8111
                           Attn:  Duncan J. Stewart

                  (vi) If to the Aetna Stockholders, to the Persons set forth in clauses (i) through (v) above and, in the case of the Former Management Stockholders and the Management Stockholders, to the address of such Person set forth in the stock records of Holding

                  (vii)    If to the Sofedit Stockholders, to:

                           MS Acquisition Corp.
                           c/o Aetna Industries, Inc.
                           24331 Sherwood Avenue
                           Centerline, MI  48015-0067
                           Facsimile No.:  816-759-2209
                           Attn:  Francis Barge

                  (viii)    If to the Sofedit Institutional Stockholders, to:

                           MS Acquisition Corp.
                           c/o Aetna Industries, Inc.
                           24331 Sherwood Avenue
                           Centerline, MI  48015-0067
                           Facsimile No.:  816-759-2209
                           Attn:  Francis Barge

                  (ix)     If to Holding, to:

                           MS Acquisition Corp.
                           c/o Aetna Industries, Inc.
                           24331 Sherwood Avenue
                           Centerline, MI  48015-0067
                           Facsimile No.:  816-759-2209
                           Attn:  Chief Executive Officer

                           with copies to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue - 14th Floor
                           New York, NY  10043
                           Facsimile No.:  212-888-2940
                           Attn:  David Y. Howe

                           and

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY  10178
                           Facsimile No.:  212-309-6273
                           Attn:  Philip H. Werner

                  (x) If to a Stockholder other than an Aetna Stockholder, Sofedit Stockholder or Sofedit Institutional Stockholder, to the address of such Person set forth in the stock records of Holding.

                  (b) All such notices, requests and other communications will
(w) if delivered personally to the address as provided in this Section 7.17 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.17 be deemed given upon receipt,
(y) if delivered by mail in the manner described above to the address as provided in this Section 7.17, be deemed given upon the earlier of the third business day following mailing or upon receipt and (z) if delivered by reputable overnight courier to the address as provided in this Section 7.17, be deemed given upon the earlier of the first business day following the date sent by such reputable overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 7.17). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  7.18     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  EACH OF THE PARTIES HERETO, OTHER THAN THE STATE OF MICHIGAN, CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH SUCH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN
(15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.
\

                  7.19 WAIVER OF JURY TRIAL.

                  EACH PARTY, OTHER THAN THE STATE OF MICHIGAN, HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH SUCH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH SUCH PARTY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  7.20 NO OTHER UNDERSTANDING. Each of the Sofedit Stockholders and the Sofedit Institutional Stockholders represents, warrants and covenants that no agreement or understanding (whether written or oral) exists or shall exist between or among any Sofedit Stockholder, on the one hand, and any Sofedit Institutional Stockholder, on the other hand, with respect to the voting of any shares of capital stock of Holding.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        MS ACQUISITION CORP.

                                        By:___________________________
                                           Name:
                                           Title:

                                        AETNA HOLDINGS, INC.


                                        By:___________________________
                                           Name:
                                           Title:

                                        FORMER SOFEDIT INVESTORS

                                        CEFI


                                        By:___________________________
                                           Name:
                                           Title:

                                        YACESE S.A.


                                        By:___________________________
                                           Name:
                                           Title:

                                        H.H.A. WAY


                                        By:___________________________
                                           Name:
                                           Title:




                   [Signature Page to Stockholders Agreement]

                                         FORMER SOFEDIT INSTITUTIONAL
                                         INVESTORS

                                         COMPAGNIE DE FINANCEMENT
                                                  INDUSTRIEL S.A.


                                         By:___________________________
                                            Name:
                                            Title:

                                         JAFCO I SAINT HONORE S.A.


                                         By:___________________________
                                            Name:
                                            Title:

                                         JAFCO II SAINT HONORE S.A.


                                         By:___________________________
                                            Name:
                                            Title:

                                         TOCQUEVILLE EUROPE L.P.


                                         By:___________________________
                                            Name:
                                            Title:

                                         BIDASSOA INVESTISSEMENTS S.A.


                                         By:___________________________
                                            Name:
                                            Title:



                   [Signature Page to Stockholders Agreement]

                                          CININDEV


                                          By:___________________________
                                             Name:
                                             Title:

                                          CFJPE S.A.


                                          By:___________________________
                                             Name:
                                             Title:

                                          OBERON S.A.


                                          By:___________________________
                                             Name:
                                             Title:

                                          EURO SYNERGIES S.A.


                                          By:___________________________
                                             Name:
                                             Title:

                                          VENTADOUR INVESTISSEMENTS S.A.


                                          By:___________________________
                                             Name:
                                             Title:

                                          COGEPA S.A.


                                          By:___________________________
                                             Name:
                                             Title:


                   [Signature Page to Stockholders Agreement]

                                        SOFEDICI S.C.


                                        By:___________________________
                                           Name:
                                           Title:

                                        APAX PARTNER CLUB S.A.


                                        By:___________________________
                                           Name:
                                           Title:

                                        ALTAMIR S.A.


                                        By:___________________________
                                           Name:
                                           Title:


                                        APAX FRANCE IV S.A.


                                        By:___________________________
                                           Name:
                                           Title:


                                        CVC

                                        CITICORP VENTURE CAPITAL, LTD.


                                        By:___________________________
                                           Name:
                                           Title:



                   [Signature Page to Stockholders Agreement]

                                         CVC CO-INVESTORS


                                         ___________________________________
                                         WILLIAM T. COMFORT


                                         ___________________________________
                                         RICHARD M. CASHIN


                                         ___________________________________
                                         DAVID F. THOMAS


                                         ___________________________________
                                         THOMAS F. McWILLIAMS


                                         ___________________________________
                                         DAVID Y. HOWE


                                         ___________________________________
                                         MICHAEL A. DELANEY


                                         ___________________________________
                                         JOHN WEBER


                                         ___________________________________
                                         JAMES URRY


                                         ___________________________________
                                         JOSEPH SILVESTRI


                                         ___________________________________
                                         CHARLES CORPENING



                   [Signature Page to Stockholders Agreement]

                                          PRUDENTIAL

                                          THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA


                                          By:________________________________
                                                Name:
                                                Title:


                                          PRUCO

                                          PRUCO LIFE INSURANCE COMPANY


                                          By:________________________________
                                                Name:
                                                Title:

                                          BERKSHIRE FUND

                                          THE BERKSHIRE FUND,
                                             A LIMITED PARTNERSHIP

                                          By:  BERKSHIRE CAPITAL
                                                   ASSOCIATES,
                                                 LIMITED PARTNERSHIP
                                                 Its General Partner

                                          By:_________________________________
                                               A General Partner


                                          BERKSHIRE GROUP


                                          ___________________________________
                                          BRADLEY M. BLOOM


                                          ___________________________________
                                          J. CHRISTOPHER CLIFFORD


                                          ___________________________________
                                          RUSSELL L. EPKER

                   [Signature Page to Stockholders Agreement]

                                          ___________________________________
                                          CARL FERENBACH


                                          ___________________________________
                                          RICHARD K. LUBIN


                                          ___________________________________
                                          LEA ANNE S. OTTINGER


                                          ___________________________________
                                          KEVIN T. CALLAGHAN


                                          STATE OF MICHIGAN

                                          STATE TREASURER OF THE
                                          STATE OF MICHIGAN, AS
                                          CUSTODIAN OF THE PUBLIC
                                          SCHOOL EMPLOYEES'
                                          RETIREMENT SYSTEM; STATE
                                          EMPLOYEES' RETIREMENT
                                          SYSTEM; MICHIGAN STATE
                                          POLICE RETIREMENT SYSTEM;
                                          JUDGES' RETIREMENT SYSTEM;
                                          AND PROBATE JUDGES'
                                          RETIREMENT SYSTEM


                                          By:________________________________
                                             Name:
                                             Title:




                   [Signature Page to Stockholders Agreement]

                                          FORMER MANAGEMENT GROUP


                                          ___________________________________
                                          JEROME SINGER


                                          ___________________________________
                                          DOUGLAS A. THAL


                                          ___________________________________
                                          ROBERT J. KLEIN


                                          ___________________________________
                                          STEVEN SINGER


                                          MANAGEMENT GROUP


                                          ___________________________________
                                          UELI SPRING


                                          ___________________________________
                                          HAROLD BROWN


                                          ___________________________________
                                          GARY EASTERLY


                                          ___________________________________
                                          EDWARD LAWSON


                                          ___________________________________
                                          DANIEL PIERCE




                   [Signature Page to Stockholders Agreement]

                                           ___________________________________
                                           DAVID THAL


                                           ___________________________________
                                           RALPH BREDENBECK





                   [Signature Page to Stockholders Agreement]

                                                CCT PARTNERS III, L.P.,
                                                by its General Partner

                                                By:____________________________
                                                   Name:
                                                   Title:



                   [Signature Page to Stockholders Agreement]

                                    ANNEX I

                                                              Preferred Stock       Common Stock
          Holder                         Promissory Note          (Series)            (Series)
---------------------------------------------------------------------------------------------------
CEFI                                                -             86,713(B)           963,433(A-1)
YACESE S.A.                                         -             46,768(B)           427,760(A-1)
H.H.A. WAY S.A.                                     -             25,422(B)           282,525(A-1)
Compagnie de Financement Industriel         2,562,055             13,052(B)           236,793(A-2)
Jafco I Saint Honore S.A.                     980,488              4,995(B)            55,494(A-2)
Jafco II Saint Honore S.A.                    902,132              4,596(B)            51,084(A-2)
Toqueville Europe LP                          980,488              4,995(B)            55,494(A-2)
Bidassoa Investissements S.A.               1,070,702              5,454(B)            60,639(A-2)
Cinindev                                      837,695              4,267(B)            47,409(A-2)
CFJPE S.A.                                  3,957,009             20,158(B)           223,999(A-2)
Oberon S.A.                                   270,639              1,379(B)            15,344(A-2)
Euro Synergies S.A.                         3,703,381             18,867(B)           209,574(A-2)
Ventadour Investissements S.A.                738,717              3,763(B)            41,804(A-2)
Cogepa S.A.                                 2,409,981             12,277(B)           136,439(A-2)
Sofedit S.C.                                  773,256              3,939(B)            43,734(A-2)
Apax Partner Club FPCR                         36,601                187(B)             2,113(A-2)
Altamir SCA                                   387,659              1,975(B)            21,959(A-2)
Apax France IV FCPR                         2,197,078             11,193(B)           124,403(A-2)
Fracis Barge                                2,501,769                  -                    -
Colette Barge                               2,731,609                  -                    -
Jerome Barge                                5,222,547                  -                    -
Felix Domenech                              2,819,331                  -                    -
Josette Demenech                            1,690,636                  -                    -
Cecile Domenech                               564,348                  -                    -
---------------------------------------------------------------------------------------------------

                                                              Preferred Stock       Common Stock
          Holder                         Promissory Note          (Series)            (Series)
---------------------------------------------------------------------------------------------------
Sebastien Domeneeh                            564,348                  -                    -
JRMH                                        3,065,531                  -                    -
Citicorp Venture Capital, Ltd.                      -             81,000(A)           634,015(A-3)
William T. Comfort                                  -              2,385(A)            18,668(A-3)
Richard M. Cashin                                   -              2,385(A)            18,668(A-3)
David F. Thomas                                     -              2,340(A)            18,316(A-3)
Thomas F. McWilliams                                -                675(A)             5,283(A-3)
David Howe                                          -                540(A)             4,227(A-3)
Michael Delaney                                     -                315(A)             2,466(A-3)
John Weber                                          -                135(A)             1,057(A-3)
James Urry                                          -                135(A)             1,057(A-3)
Joseph Silvestri                                    -                 45(A)               352(A-3)
Charles Corpening                                   -                 45(A)               352(A-3)
The Prudential Insurance Company of
America                                             -           8,321.96(A)            65,175(A-3)
Pruco Life Insurance Company                        -             626.32(A)             4,905(A-3)
The Berkshire Fund, a Limited Partnership           -           7,614.63(A)            59,636(A-3)
Bradley M. Bloom                                    -                 61(A)               478(A-3)
J. Christopher Clifford                             -                 61(A)               478(A-3)
Russell L. Epker                                    -                 61(A)               478(A-3)
Carl Ferenbach                                      -                 61(A)               478(A-3)
Richard K. Lubin                                    -                 61(A)               478(A-3)
Lea Anne S. Ottinger                                -              27.66(A)               217(A-3)
Kevin T. Callaghan                                  -              14.82(A)               116(A-3)
State of Michigan                                   -           3,457.38(A)            27,077(A-3)
---------------------------------------------------------------------------------------------------

                                                            Preferred Stock          Common Stock
        Holder                         Promissory Note          (Series)               (Series)
---------------------------------------------------------------------------------------------------
Jerome Singer                                       -           1,083.79(A)             8,488(A-3)
Douglas A. Thal                                     -           1,083.79(A)             8,488(A-3)
Robert J. Klein                                     -             650.28(A)             5,093(A-3)
Steven Singer                                       -             433.52(A)             3,395(A-3)
Ueli Spring                                         -             650.27(A)             5,093(A-3)
Harold Brown                                        -             234.10(A)             1,834(A-3)
Gary Easterly                                       -             125.72(A)               984(A-3)
Edward Lawson                                       -             125.72(A)               984(A-3)
Daniel Pierce                                       -             125.72(A)               984(A-3)
David Thal                                          -              59.61(A)               467(A-3)
Ralph Bredenbeck                                    -              27.09(A)               212(A-3)
---------------------------------------------------------------------------------------------------

                                                                       Exhibit A


                            Form of Joinder Agreement


Attention: Chief Executive Officer

Gentlemen:

                  In consideration of the [transfer][issuance] to the undersigned of [a Warrant to purchase] _____ shares of [Class A] [Class B] Common Stock, par value $.01 per share, [Describe any other security being transferred] of MS Acquisition Corp., a Delaware corporation (the "Company"), the undersigned [represents that it is a Permitted Transferee of [Insert name of transferor] and]* agrees that, as of the date written below, [he] [she] [it] shall become a party to[, and a Permitted Transferee as defined in,]* that certain Stockholders Agreement dated as of April __, 1998, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and [as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor,]* [shall be fully bound by, and subject to, the provisions of Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.7 and 3.2 of the Agreement that were applicable to the undersigned's transferor,]** [shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement,]*** as though an original party thereto and shall be deemed a [CVC Stockholder] [Management Stockholder] [Institutional Stockholder] [Former Management Stockholder] [Additional Stockholder] [Sofedit Stockholder] [Sofedit Institutional Stockholder] for [all]* [solely for]** [all]*** purposes thereof.

                  Executed as of the       day of         ,      .

                           TRANSFEREE: __________________

                           Address: _____________________
                                    _____________________

                           ACKNOWLEDGED AND ACCEPTED:

                                                     MS ACQUISITION CORP.

                                                     By: _______________________
                                                         Name:
                                                         Title:

*        Include if transferee is a Permitted Transferee
**       Include if transferee is a Third Party
***      Include if transferee is an Additional Stockholder